Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of National Fuel Gas Company of our report dated November 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York
August 11, 2026

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